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EXHIBIT 23    CONSENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-317553) of Watson Wyatt & Company of our report dated August 4, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP

Washington, D.C.
September 8, 2000